EXHIBIT 4.67

CERTIFICATE OF INCORPORATION OF URS CORPORATION-NEW YORK, A
NEW YORK CORPORATION (“URS-NEW YORK”)

RESTATED CERTIFICATE OF INCORPORATION

OF

EDWIN S. VOORHIS & SON, INC.

Under Section 807 of the Business Corporation Law.

We, Anton Chionchio and Robert G. Tufano, being respectively the president and assistant secretary of Edwin S. Voorhis & Son, Inc., in accordance with Section 807 of the Business Corporation Law, do hereby certify:

1.	The name of the corporation is Edwin S. Voorhis & Son, Inc.

2.	The certificate of incorporation was filed by the Department of State on the 29th day of August, 1934.

3.	The certificate of incorporation as now in full force and effect is hereby amended to effect the following changes authorized in Section 801 of the Business Corporation Law:

a.	To change the name of the corporation as set forth in paragraph 1 of the restated certificate of incorporation.

b.	To amend the purposes of the corporation as set forth in paragraph 2 of the restated certificate of incorporation.

c.	To change the location of the office of the Corporation as set forth in Paragraph 4 of the restated certificate of incorporation.

d.	To eliminate reference to the number of directors of the Corporation.

e.	To change the address to which the Secretary of State is required to mail copies of process as set forth in Paragraph 6 of the restated certificate of incorporation.

The certificate of incorporation is hereby restated to set forth its entire text as amended as follows:

     FIRST: - The name of the Corporation shall be SANDERS & THOMAS OF NEW YORK, INC.

     SECOND: - The purposes for which said Corporation is to be formed are as follows:

     To do a general surveying and engineering business, to conduct the business of engineering and surveying in all its branches, to make surveys and subdivision maps, to make drafts and plans for public and private works or undertakings.

     To superintend construction, to engage competent engineers, to make plans and specifications and supervise the execution thereof to carry on the business of general construction contractors.

     To carry on the business of consulting, advisory and management engineers in all of their respective branches; to carry on the business of surveying, subdivision and contract work of every kind, nature and description; to make contracts for and prepare plans, drawings and specifications for engineering work of all types and descriptions and to superintend any and all such work.

     To bid upon, enter into and carry out contracts for the grading and making of roads, walks, paths, railroads, the construction of bridges, buildings, piers, wharves, fortifications, power plants and developments, transmission lines, tunnels, subways, drainage and irrigation systems. To do architectural, building, structural, construction, erection, civil and mechanical engineering, surveying, dredging, shoring, wrecking, salvage, electrical and engineering work of every kind and description whatsoever either in connection with real estate, personal or mixed property or all thereof, and in every part of the world. To manufacture, mine, quarry, or otherwise produce, buy, sell or deal in building materials for masons, carpenters, builders, electricians, engineers and contractors. To acquire, use, employ, sell and deal in all suitable means, apparatus, machinery, contrivances, equipment and facilities for prosecuting its business.

     To conduct the business of landscape engineering, to design and construct athletic fields, swimming pools, playgrounds, parks and stadiums, and to design and plant gardens, parks, lawns, terraces, estates, driveways, walks and tree, shrub and flower planting and in general do all acts necessary to beautify the above; to hire and maintain a corps of competent engineers and landscape architects and gardeners to make said plans and design and execute the same. To make estimates on the construction and to construct any of the above, to acquire the necessary real estate and plant or plants to carry out the above projects.

     To engage in the business of making blue prints from tracings and photographic negatives and also to make such tracings from data furnished by customers and to make drafts of plans for buildings, machinery and every other thing as preliminary to the preparation of tracings and blue prints therefrom.

     To buy and sell mortgages, buy, purchase, exchange, lease, hire or otherwise acquire real estate and property, either improved or unimproved, any interest or right therein, and to own, hold, control, maintain, manage and develop the same, in any State or States of the United States.

     To purchase, exchange, hire or otherwise acquire such personal property, chattels, rights, easements, permits, privileges and franchises as may lawfully be purchased, exchanged, hired, or acquired under the New York Business Corporation Law.

     To erect, construct, maintain, improve, rebuild, enlarge or manage and control, directly or through ownership of stock in any Corporation any and all kinds of buildings, houses, hotels, breweries, stores, offices, warehouses, mills, shops, factories, machinery and plants and any or all other structures and erections which may at any time be necessary, useful or advantageous in the judgment of the Board of Directors for the purposes of the Corporation which can be lawfully done under the New York Business Corporation Law.

     To sell, manage, improve, develop, assign, transfer, convey, lease, sub-lease, pledge or otherwise alienate of dispose of and to mortgage and to otherwise encumber lands, buildings, real property, chattels, real and other property of the Company, real and personal and wheresoever situate, and any and all legal and equitable rights therein.

     To borrow money with or without pledge of or mortgage of all or any of its property, real or personal and securing the same and to loan and advance money or mortgages on personal and real property or on either of them.

     To purchase, acquire, hold, sell, assign and transfer mortgage, pledge and otherwise dispose of the shares of the capital stock, bonds, debentures, or other evidences of indebtedness of any Corporation, domestic or foreign and while the holder thereof to execute all the rights and privileges of ownership including the right to vote thereon and to issue and exchange therefore its own stock, bonds and other obligations.

     To purchase or otherwise acquire, undertake, carry on, improve or develop all or any other business, good will, rights, and assets and liabilities of any person, firm, association or Corporation carrying on and kind of business the same or of a similar nature to that which this Corporation is authorized to carry on, pursuant to the provision of the Certificate.

     To do all such acts and things as are incident or conducive to the premises and this Corporation shall have the power to conduct its business in all its branches in the State of New York, or in any other State or States of the United States, and ultimately to hold, purchase, mortgage, lease, convey, manage and control real and personal property therein as above provided and generally to do all acts and things, and to exercise all the powers now or hereinafter authorized by Law necessary to carry on the business of the said Corporation; or to promote any of the objects for which the Company is formed.

     For the accomplishment of the aforesaid purposes and in furtherance thereof, the Corporation shall have and may exercise all of the powers conferred by the Business Corporations Law, upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

     THIRD: - The aggregate number of shares, which the corporation shall have authority to issue is One Thousand (1000) shares of common stock without par value.

     FOURTH: - The office of the Corporation shall be located at 4190 Sunrise Highway, Town of Oyster Bay (Nassau County), Long Island, New York.

     FIFTH: - The duration of the Corporation shall be perpetual.

     SIXTH: - The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

F. W. Heilman, Jr., Vice President STV, Inc. High and Hanover Streets Pottstown, Pennsylvania

     The amendments to the certificate of incorporation and the restatement of the certificate of incorporation were authorized by unanimous written consent setting forth the action taken, signed by the holder of all the outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF we made and subscribed this certificate this (unrecognizable) day of November 1969.

/s/ Anton F. Chionchio
ANTON CHIONCHIO, President

/s/ Robert G. Tufano
ROBERT G. TUFANO, Assistant Secretazry

SANDERS & THOMAS OF NEW YORK, INC.

CERTIFICATE OF CHANGE

OF

REGISTERED AGENT

UNDER SECTION 805-A OF THE BUSINESS
CORPORATION LAW

     WE, THE UNDERSIGNED, A. WILSON KNECHT and EDWARD J. RHINESCHMIDT being respectively the Chairman of the Board and the Secretary of SANDERS & THOMAS OF NEW YORK, INC. hereby certify:

1.	The name of the corporation is Sanders & Thomas of New York, Inc. The name under which the corporation was formed was Edwin S. Voorhis & Son, Inc.

2.	The certificate of incorporation of said corporation was filed by the Department of State on the 29th day of August, 1934.

3.	The following change was authorized by the Board of Directors:

     To change the address for mailing service of process in New York upon whom all process against the corporation may be served from F. W. Heilman, Jr. c/o STV, Inc., High and Hanover Streets, Pottstown, Penna. to William T. Cleland, 99 Park Avenue, New York, New York

     IN WITNESS WHEREOF, we have signed this certificate on the 1st day of September, 1972 and we affirm the statements contained therein as true under penalties of perjury.

/s/ A. Wilson Knecht
A. WILSON KNECHT, CHAIRMAN OF THE BOARD

/s/ Edward J. Rhineschmidt
EDWARD J. RHINESCHMIDT, SECRETARY

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

SANDERS & THOMAS OF NEW YORK, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     We, the undersigned, Whitney A. Sanders and Edward J. Rhineschmidt, being respectively the chairman of the board and the secretary of Sanders & Thomas of New York, Inc. hereby certify:

1.	The name of the corporation is Sanders & Thomas of New York, Inc. The name under which the corporation was formed is Edwin S. Voorhis & Son, Inc.

2.	The certificate of incorporation of said corporation was filed by the Department of State on the 29th day of August, 1934.

3.	(a) The certificate of incorporation is amended to change the corporate name.

(b) To effect the foregoing, Article First relating to name is amended to read as follows:

First: The name of the Corporation shall be:
STV Consultants, Inc.

4.	The amendment was authorized in the following manner:

By the unanimous written consent of the sole shareholder.

IN WITNESS WHEREOF, we have signed this certificate on the 29th day of August, 1974 and we affirm the statements contained therein as true under penalties of perjury.

SANDERS & THOMAS OF NEW YORK, INC.

By: /s/ WA Sanders
Whitney A. Sanders, Chairman of the Board

/s/ CF Umstead
C. F. Umstead
Assistant Secretary-Treasurer

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

S.T.V. CONSULTANTS, INC.

Under Section 805 of the
Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)	The name of the corporation is S.T.V. CONSULTANTS, INC.

(2)	The certificate of incorporation was filed by the Department of State on the 29th day of August, 1934.

(3)	The original name of the corporation was EDWIN S. VOORHIS & SON, INC.

(4)	The certificate of incorporation of this corporation is hereby amended to effect the following change:

To change the name of the corporation
From: S.T.V. Consultants, INC.
To: CAHN ENGINEERS, INC.

(5)	The amendment to the certificate of incorporation was approved by the action of the sole shareholder of S.T.V. CONSULTANTS, INC.

IN WITNESS WHEREOF, this certificate has been subscribed the 1st day of June, 1977 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

S.T.V. CONSULTANTS, INC.

By: /s/ Michael Haratunian
Michael Haratunian, President

Attest: F. William Heilman Jr
F. William Heilman, Jr., Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CAHN ENGINEERS, INC.
Under Section 805 of the Business Corporation Law

     The undersigned, being the president and the secretary of Cahn Engineers, Inc., do hereby certify and set forth:

     1. The name of the corporation is Cahn Engineers, Inc. The name under which the corporation was formed is Edwin S. Voorhis & Son, Inc.

     2. The certificate of incorporation of Edwin S. Voorhis & Son, Inc. was filed with the Department of State on the 29th day of August, 1934.

     3. The certificate of incorporation of Cahn Engineers, Inc. is hereby amended to effect the following change:

To change the name of the corporation
From: CAHN ENGINEERS, INC.
To: S P GROUP, INC.

4.	The manner in which this amendment to the certificate of incorporation of Cahn Engineers, Inc. was authorized was by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of said corporation duly called and held on the 26th day of May, 1983, a quorum being present.

IN WITNESS WHEREOF, this certificate has been subscribed the 27th day of May, 1983, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

CAHN ENGINEERS, INC.

By: /s/ Edgar B. Vinal Jr.
Edgar B. Vinal, JR., President

/s/ Eugene (middle initial unrecognizable) Jones
Assistant Secretary – Eugene Jones

Certificate of Change of

SP Group, Inc.

Under Section 805-A of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(a)	The name of the corporation is

     SP Group, Inc.

And the corporation was formed under the (said) name

     Edwin S. Voorhis & Son, Inc.

(b)	The certificate of incorporation was filed by the department of state on the 29th day of August, 1934.

(c)	The certificate of incorporation is changed:

to specify or change the post office address to which the secretary of state shall mail a copy of any process against the corporation served upon him to

SP Group, Inc. 2 Computer Drive Suite 2000 Albany, NY 12205

          The change of the certificate of incorporation was approved by or pursuant to authorization of the board of directors

IN WITNESS WHEREOF, this certificate has been subscribed this 5th day of April 1984 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

/s/ Edgar B. Vinal Jr.
Edgar B. Vinal, Jr. - President

/s/ Allen V. Herring
Allen V. Herring – Secretary

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

S P GROUP, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

****

     WE, THE UNDERSIGNED, Edgar B. Vinal, Jr. And Allen V. Herring, being respectively the President and the Secretary of S P Group, Inc. hereby certify:

     1. The name of the Corporation is S P Group, Inc. The name under which the Corporation was formed is Edwin S. Voorhis & Son, Inc.

     2. The certificate of incorporation of said corporation was filed by the Department of State on the 29th day of August, 1934.

3.	(a) The certificate of incorporation is amended to change the name of the Corporation.

(b) To effect the foregoing, Article First relating to the name of the

Corporation is amended to read as follows:

The name of the Corporation shall be Greiner Engineering Sciences, Inc.

4.	The amendment was authorized in the following manner: By unanimous vote of the Board of Directors, followed by the unanimous vote of all the outstanding shares entitled to vote.

     IN WITNESS WHEREOF, we have signed this Certificate on the 6th day of November, 1984 and we affirm the statements contained therein as true under penalties of perjury.

/s/ Edgar B. Vinal Jr.
Edgar B. Vinal, Jr., President

/s/ Allen V Herring
Allen V. Herring, Secretary

CERTIFICATE OF CHANGE
OF
GREINER ENGINEERING SCIENCES, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

     WE, THE UNDERSIGNED, Edgar B. Vinal, Jr., and Allen V. Herring, being repectively the President and the Secretary of Greiner Engineering Sciences, Inc. hereby certify:

1.	The name of the corporation is Greiner Engineering Sciences, Inc. It was incorporated under the name Edwin S. Voorhis & Son, Inc.

2.	The Certificate of Incorporation of said corporation was filed by the Department of State on the 29th day of August, 1934.

3.	The following was authorized by the Board of Directors:

To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from 2 Computer Drive, Suite 2000, Albany, NY 12205 to c/o C T Corporation System, 1633 Broadway, New York, NY 10019. To designate C T Corporation System, 1633 Broadway, New York, NY 10019 as its registered agent in New York upon whom all process against the corporation may be served.

     IN WITNESS WHEREOF, we have signed this certificate on the 10th day of February, 1986 and we affirm the statements contained herein as true under penalties of perjury.

/s/ Edgar B. Vinarl Jr
Edgar B. Vinal, Jr.
President

/s/ Allen V. Herring
Allen V. Herring
Secretary

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

GREINER ENGINEERING SCIENCES, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

****

     WE, THE UNDERSIGNED, Edgar B. Vinal, Jr. and Chad L. Mitchell respectively the Executive Vice President and the Secretary of Greiner Engineering Sciences, Inc. certify:

1. The name of the Corporation is Greiner Engineering Sciences, Inc. The name under which the Corporation was formed is Edwin S. Voorhis & Son Inc.

2. The certificate of incorporation of said Corporation was filed with the Department of State on the 29th day of August, 1934.

3. (a) The certificate of incorporation is amended to change the name of the corporation.

    (b) To effect the foregoing, Article First relating to the name of the Corporation is amended to read as follows:

The name of the Corporation shall be Greiner, Inc.

     4. The amendment was authorized in the following manner:

     By unanimous vote of the Board of Directors, followed by the unanimous vote of all the outstanding shares entitled to vote.

     IN WITNESS WHEREOF, we have signed this Certificate on the 12th day of February, 1987, and we affirm the statements contained therein as true under penalties of perjury.

/s/ Edgar B. Vinal Jr.
Edgar B. Vinal, Jr.
Executive Vice President

/s/ Chad L. Mitchell
Chad L. Mitchell
Secretary

Certificate of Change
Of
GREINER, INC.
(Under Section 805-A of the Business Corporation Law)

     FIRST:      The name of the corporation (“the corporation”) is

GREINER, INC.

     SECOND:      The certificate of incorporation of the corporation was filed by the Department of State on 08-29-34 under the original name of

EDWIN S. VOORHIS & SON, INC.

     THIRD:      The Certificate of Incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon said Secretary of State and to change the address of the registered agent; and to accomplish said changes, the statements in the Certificate of Incorporation relating to said post office address and the designation of registered agent are hereby stricken and the following statements are submitted in lieu thereof:

“The post office address within the State of New York to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon him is

c/o THE PRENTICE-HALL CORPORATION SYSTEM, INC.
500 Central Avenue, Albany, New York 12206-2290.”

“The name and the address of the registered agent of the corporation are

THE PRENTICE-HALL CORPORATION SYSTEM, INC.
500 Central Avenue, Albany, New York 12206-2290.

Said registered agent is to be the agent upon which process against the corporation may be served.”

     FOURTH:      A notice of the proposed changes was mailed by the undersigned to the corporation not less than 30 days prior to the date of the delivery of this certificate to the Department of State and the corporation has not objected thereto. The person signing this certificate is the agent, to whose address the Secretary of State of New York is required to mail copies of process and the registered agent of the corporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us are true and correct.

Date: March 1, 1995

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

/s/ Dennis Howarth
Dennis Howarth, Vice President

/s/ Richard L. Kushay
Richard L. Kushay, Asst. Secretary

CERTIFICATE OF CHANGE

OF

GREINER, INC.

(Under Section 805-A of the Business Corporation Law)

     FIRST:      The name of the corporation is: GREINER, INC. The name under which the corporation was formed is: EDWIN S. VOOHIS & SON, INC.

     SECOND:      The Certificate of Incorporation of the corporation was filed by the Department of State on August 29, 1934.

     THIRD:      The Certificate of Incorporation of the corporation is hereby changed, pursuant to the authorization of the Board of Directors of the Corporation, so as to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him and to change the address of the registered agent of the corporation and to specify the address of said registered agent; and to accomplish said changes, the statement in the Certificate of Incorporation relating to said post office address is hereby stricken and the following statements are substituted in lieu thereof:

(a)	“The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o The Prentice-Hall Corporation System, Inc., 15 Columbus Circle, New York, New York 10023-7773.”

(b)	“The name and the address of the registered agent of the corporation are The Prentice-Hall Corporation System, Inc., 15 Columbus Circle, New York, New York 10023-7773. Said registered agent is to be the agent upon which process against the corporation may be served.”

IN WITNESS WHEREOF, we have subscribed this document on the date hereinafter set forth and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated: April 22, 1993

Name of Signer:	/s/ Robert Costello
Robert L Costello – Vice President

Name of Signer:	/s/ Melissa K. Holder
Melissa K. Holder – Assistant Secretary

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION

OF

GREINER, INC.

Under Section 805 of the Business Corporation Law

It is hereby certified that:

     FIRST:      The name of the corporation is Greiner, Inc. The name under which it was formed is Edwin S. Voorhis & Son, Inc.

     SECOND:      The certificate of incorporation of the corporation was filed by the Department of State on August 29, 1934.

     THIRD:      The amendment of the certificate of incorporation of the incorporation effected by this certificate of amendment is as follows:

To change the name of the corporation

     FOURTH:      To accomplish the foregoing amendment, Article First of the certificate of the incorporation of the corporation, relating to the name of the corporation is hereby amended to read as follows:

“The name of the corporation is URS Greiner, Inc.”

     FIFTH:      The foregoing amendment of the certificate of incorporation of the corporation was authorized by the consent in writing of all members of the Board of Directors of the corporation, followed by:

The unanimous written consent of the holder of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

     IN WITNESS WHEREOF, We have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

     Date: August 30, 1996

/s/ Robert Costello
Robert L. Costello, President

/s/ Melissa K. Holder
Melissa K. Holder, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

URS GREINER, INC.

Under Section 805 of the Business Corporation Law

     We, the undersigned, being respectively the President and Secretary of URS GREINER, INC. do hereby certify:

1.	The name of the Corporation is:

URS GREINER, INC.

2.	The certificate of Incorporation was filed by the Department of State on th 29th day of August, 1934 under the original name of EDWIN S. VOORHIS & SON, INC.

3.	The Certificate of Incorporation is hereby amended to change the corporations name.

     Paragraph One of the Certificate of Incorporation is amended to read as follows:

“ 1. The name of the corporation is:

URS GREINER WOODWARD-CLYDE, INC. ”

4.	This amendment to the Certificate of Incorporation was authorized by unanimous written consent of the Board of directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting duly held of the shareholders of the corporation.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 19th day of August, 1998, and hereby affirm the truth of the statements contained herein under the penalties of perjury.

/s/ Cynthia Jorgensen
Cynthia Jorgensen, Vice President

/s/ Carol Brummerstedt
Carol Brummerstedt, Asst. Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

URS GREINER WOODWARD-CLYDE, INC.

***

Under Section 805 of the Business Corporation Law

     We, the undersigned, being respectively the Vice President and Assistant Secretary of URS Greiner Woodward-Clyde, Inc. do hereby certify:

     1. The name of the Corporation is:

URS GREINER WOODWARD-CLYDE, INC.

     2. The Certificate of Incorporation was filed by the Department of State on the 29th day of August, 1934 under the original name of EDWIN S. VOORHIS & SON, INC.

     3. The Certificate of Incorporation is hereby amended to change the Corporation’s name.

     Paragraph One of the Certificate of Incorporation is amended to read as follows:

     “1. The name of the corporation is URS CORPORATION – NEW YORK.”

4.	This amendment to the Certificate of Incorporation was authorized by unanimous written consent of the Board of Directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting held by the shareholders of the Corporation.

IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 7th day of April, 2000, and hereby affirm the truth of the statements contained herein under the penalties of perjury.

/s/ J. Masters
Joseph Masters, Vice President

/s/ Carol Brummerstedt
Carol Brummerstedt, Assistant Secretary

CERTIFICATE OF MERGER

OF

URS CORPORATION GROUP CONSULTANTS

INTO

URS CORPORATION – NEW YORK

Under Section 904 of the Business Corporation Law

     1. (a) The name of each constituent corporation is as follows:

URS Corporation – New York
URS Corporation Group Consultants

     (b) The name of the surviving corporation is URS Corporation – New York.

2. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof as follows:

Designation and
number of shares on
	each class or	Class or series of	Shares entitled to vote
Name of Corporation	series outstanding	shares entitled to vote	as a series or class

URS Corporation – New York	100 common shares	common	common

URS Corporation Group
Consultants	1,000 common shares	common	common

3. The certificate of incorporation of URS Corporation – New York, the surviving corporation, shall not be amended by this merger and shall be the certificate of incorporation of the surviving corporation.

4. The date when the certificate of incorporation of each constituent corporation was filed by the Department of State is as follows:

Name of Corporation	Date of Incorporation
URS Corporation – New York	August 29, 1934
Formed under the original name of (Edwin S. Voorhis & Son, Inc.)

URS Corporation Group Consultants	February 25, 1929
Formed under the original name of (The William T. Field Engineers, Incorporated)

5. The merger was adopted by each constituent corporation in the following manner:

(a) As to URS Corporation – New York, by the written consent of the sole shareholder given in accordance with Section 615 of the Business Corporation Law.

     (b) As to URS Corporation Group Consultants, by the written consent of the sole shareholder given in accordance with Section 615 of the Business Corporation Law.

URS Corporation – New York

By: s/s: Joseph Masters

Joseph Masters
Vice President

URS Corporation Group Consultants

By: s/s: David Nelson

David Nelson
Vice President & Treasurer